UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2023

Via Renewables, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Suite 100

Houston, Texas 77079

(Address of principal executive offices)

(713) 600-2600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	VIA	The NASDAQ Global Select Market
8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	VIASP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Via Renewables, Inc. (the “Company”) held its 2023 Annual Meeting of Shareholders on May 31, 2023 (“Annual Meeting”). A total of 6,363,807 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), and Class B common stock, par value $0.01 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”), representing 88.6% of the total shares of Common Stock outstanding and eligible to vote as of the record date, were represented in person or by valid proxies at the Annual Meeting. This percentage constituted a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

Proposal 1:The following nominee was elected to serve as a Class III director for a term expiring at the 2026 Annual Meeting by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Amanda E. Bush	5,358,970	333,848	670,989

Proposal 2: The appointment of Grant Thornton LLP as the Company’s independent registered public accountant for the year ending December 31, 2023 was ratified by the Company’s shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
6,246,164	84,858	32,785	—

Proposal 3: The compensation of the Company’s Named Executive Officers was approved, on an advisory basis, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
5,472,259	200,064	20,495	670,989

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2023

Via Renewables, Inc.

By:	/s/Mike Barajas
Name:	Mike Barajas
Title:	Chief Financial Officer

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